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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and the inclusion in this registration statement of our report dated January 13, 1995, incorporated by reference in the Annual Report on Form 10-K of ANB for the year ended
December 31, 1994, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


                              ARTHUR ANDERSEN LLP


                              By:  /s/ ARTHUR ANDERSEN LLP
                                   -----------------------------------

Greensboro, North Carolina
February 1, 1996